SIMILARWEB LTD. INSIDER TRADING COMPLIANCE POLICY CONTENTS Page I. SUMMARY .........................................................................................................................1 II. STATEMENT OF POLICIES PROHIBITING INSIDER TRADING ...............................1 III. EXPLANATION OF INSIDER TRADING .......................................................................2 IV. STATEMENT OF PROCEDURES PREVENTING INSIDER TRADING .......................5 V. ADDITIONAL PROHIBITED TRANSACTIONS ..............................................................8 VI. RULE 10b5-1 TRADING PLANS AND RULE 144 ........................................................10 VII. EXECUTION AND RETURN OF CERTIFICATION OF COMPLIANCE ...................14 SCHEDULE I INDIVIDUALS SUBJECT TO PRE-CLEARANCE REQUIREMENT ......................................15 ATTACHMENT A CERTIFICATION OF COMPLIANCE ........................................................................................16

1 SIMILARWEB LTD. INSIDER TRADING COMPLIANCE POLICY I. SUMMARY Preventing insider trading is necessary to comply with securities laws and to preserve the reputation and integrity of Similarweb Ltd. (together with its subsidiaries, the “Company”) as well as that of all persons affiliated with the Company. “Insider trading” occurs when any person purchases or sells a security while in possession of inside information relating to the security. As explained in Section III below, “inside information” is information that is both “material” and “non-public.” Insider trading is a crime. The penalties for violating insider trading laws include imprisonment, disgorgement of profits, civil fines, and criminal fines of up to $5 million for individuals and $25 million for corporations. Insider trading is also prohibited by this Insider Trading Compliance Policy (this “Policy”), and violation of this Policy may result in Company- imposed sanctions, including removal or dismissal for cause. This Policy applies to all officers, directors, advisory board members, employees (full and part-time), and consultants of the Company (collectively, “Covered Persons”). Individuals subject to this Policy are responsible for ensuring that immediate family members and members of their households also comply with this Policy. This Policy also applies to any entities controlled by Covered Persons subject to the Policy, including any corporations, partnerships or trusts, and transactions by these entities should be treated for the purposes of this Policy and applicable securities laws as if they were for the individual’s own account. This Policy extends to all activities within and outside a Covered Person’s Company duties. Each Covered Person must review this Policy. Questions regarding the Policy should be directed to the Company’s General Counsel. II. STATEMENT OF POLICIES PROHIBITING INSIDER TRADING No Covered Person shall purchase, sell, gift or otherwise transfer any type of security while in possession of material, non-public information relating to the security, whether the issuer of such security is the Company or any other company. This would include the purchase, sale, gifting or other transfer by the Covered Person of any security of any other company (for example a competitor of the Company or any other company which operates a business which is economically linked to the Company) while the Covered Person possesses material non-public information obtained in connection with his or her employment by or service to the Company. Additionally, no officer, director or employee shall purchase or sell any security of the Company during the period beginning on the 14th calendar day before the end of any fiscal quarter of the Company and ending upon the second trading day after the public release of earnings data for such fiscal quarter or during any other trading suspension period declared by the Company. These prohibitions do not apply to certain transactions; see Section VI below. No Covered Person shall directly or indirectly communicate (or “tip”) material, non-public information to anyone outside the Company (except in accordance with the Company’s policies regarding the protection or authorized external disclosure of Company information) or to anyone within the Company other than on a need-to-know basis.

2 III. EXPLANATION OF INSIDER TRADING “Insider trading” refers to the purchase or sale of a security while in possession of “material,” “non-public” information relating to the security. “Purchase” and “sale” are defined broadly under the federal securities law. “Purchase” includes not only the actual purchase of a security, but any contract to purchase or otherwise acquire a security. “Sale” includes not only the actual sale of a security, but any contract to sell or otherwise dispose of a security. These definitions extend to a broad range of transactions, including conventional cash-for-stock transactions, conversions, the exercise of stock options, and acquisitions and exercises of warrants or puts, calls or other derivative securities. “Securities” includes stocks, bonds, notes, debentures, options, warrants and other convertible securities, as well as derivative instruments. It is generally understood that insider trading includes the following: • Trading by insiders while in possession of material, non-public information; • Trading by persons other than insiders while in possession of material, non-public information, if the information either was given in breach of an insider’s fiduciary duty to keep it confidential or was misappropriated; and • Communicating or tipping material, non-public information to others, including recommending the purchase or sale of a security while in possession of such information. A. What Facts are Material? The materiality of a fact depends upon the circumstances. A fact is considered “material” if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, sell or hold a security, or if the fact is likely to have a significant effect on the market price of the security. Material information can be positive or negative and can relate to virtually any aspect of a company’s business or to any type of security, debt or equity. Examples of material information include (but are not limited to) information about dividends; corporate revenue or revenue forecasts; corporate earnings or earnings forecasts; possible mergers, acquisitions, tender offers or dispositions; major new features or product developments; important business developments such as major contract awards or cancellations, developments regarding strategic collaborators or the status of regulatory submissions; management or control changes; significant borrowing or financing developments including pending public sales or offerings of debt or equity securities; defaults on borrowings; bankruptcies; and significant litigation or regulatory actions. Moreover, material information does not have to be related to a company’s business. For example, the contents of a forthcoming newspaper column that is expected to affect the market price of a security can be material. A good general rule of thumb: When in doubt, do not trade.

3 B. What is Non-public? Information is “non-public” if it is not available to the general public. In order for information to be considered public, it must be widely disseminated in a manner making it generally available to investors1 through various media such as Dow Jones, Business Wire, Reuters, The Wall Street Journal, Associated Press, or United Press International, a broadcast on widely available radio or television programs, publication in a widely available newspaper, magazine or news website, a Regulation FD-compliant conference call, or public disclosure documents filed with the SEC that are available on the SEC’s website. The circulation of rumors, even if accurate and reported in the media, does not constitute effective public dissemination. In addition, even after a public announcement, a reasonable period of time must lapse in order for the market to react to the information. Generally, one should allow one full trading day following publication as a reasonable waiting period before such information is deemed to be public. C. Who is an Insider? “Insiders” include officers, directors, employees (full and part-time), advisors, and consultants of a company and anyone else who has material inside information about a company. Insiders have independent fiduciary duties to their company and its shareholders not to trade on material, non-public information relating to the company’s securities. All Covered Persons should consider themselves insiders with respect to material, non-public information about the Company’s business, activities and securities. Covered Persons may not trade in the Company’s securities while in possession of material, non-public information relating to the Company, nor may they tip such information to anyone outside the Company (except in accordance with the Company’s policies regarding the protection or authorized external disclosure of Company information) or to anyone within the Company other than on a need-to-know basis. Covered Persons subject to this Policy are responsible for ensuring that members of their immediate families and households also comply with this Policy. This Policy also applies to any entity controlled by a Covered Person subject to the Policy, including any corporations, partnerships or trusts, and transactions by any such entity should be treated for the purposes of this Policy and applicable securities laws as if it was for the Covered Person’s own account. D. Trading by Persons Other than Insiders Insiders may be liable for communicating or tipping material, non-public information to a third party (“tippee”), and insider trading violations are not limited to trading or tipping by insiders. Persons other than insiders also can be liable for insider trading, including tippees who trade on material, non-public information tipped to them or individuals who trade on material, non- public information that has been misappropriated. Tippees inherit an insider’s duties and are liable for trading on material, non-public information illegally tipped to them by an insider. Similarly, just as insiders are liable for the insider trading of their tippees, so are tippees who pass the information along to others who trade. In other words, a tippee’s liability for insider trading is no different from that of an insider. Tippees 1 Such as a Securities and Exchange Commission Regulation FD-compliant method, as further described in 17 CFR § 243.101(e).

4 can obtain material, non-public information by receiving overt tips from others or through, among other things, conversations at social, business, or other gatherings. E. Penalties for Engaging in Insider Trading Penalties for trading on or tipping material, non-public information can extend significantly beyond any profits made or losses avoided, both for individuals engaging in such unlawful conduct and their employers. The U.S. Securities and Exchange Commission (“SEC”) and U.S. Department of Justice have made the civil and criminal prosecution of insider trading violations a top priority. Enforcement remedies available to the government or private plaintiffs under the federal securities laws include: • SEC administrative sanctions; • Securities industry self-regulatory organization sanctions; • Civil injunctions; • Damage awards to private plaintiffs; • Disgorgement of all profits; • Civil fines for the violator of up to three times the amount of profit gained or loss avoided; • Civil fines for the employer or other controlling person of a violator (i.e., where the violator is an employee or other controlled person) of up to the greater of $2,479,282 or three times the amount of profit gained or loss avoided by the violator; • Criminal fines for individual violators of up to $5,000,000 ($25,000,000 for an entity); and • Jail sentences of up to 20 years. In addition, insider trading could result in serious sanctions by the Company, including dismissal. Insider trading violations are not limited to violations of the federal securities laws. Other federal and state civil or criminal laws, such as the laws prohibiting mail and wire fraud and the Racketeer Influenced and Corrupt Organizations Act, also may be violated in connection with insider trading. F. Size of Transaction and Reason for Transaction Do Not Matter The size of the transaction or the amount of profit received does not have to be significant to result in prosecution. The SEC has the ability to monitor even the smallest trades, and the SEC performs routine market surveillance. Brokers and dealers are required by law to inform the SEC of any possible violations by people who may have material, non-public information. The SEC aggressively investigates even small insider trading violations. G. Examples of Insider Trading Examples of insider trading cases include actions brought against corporate officers, directors, and employees who traded in a company’s securities after learning of significant confidential corporate developments; friends, business associates, family members and other tippees of such officers, directors, and employees who traded in the securities after receiving such

5 information; government employees who learned of such information in the course of their employment; and other persons who misappropriated, and took advantage of, confidential information from their employers. The following are illustrations of insider trading violations. These illustrations are hypothetical and, consequently, not intended to reflect on the actual activities or business of the Company or any other entity. Trading by Insider An officer of X Corporation learns that earnings to be reported by X Corporation will increase dramatically. Prior to the public announcement of such earnings, the officer purchases X Corporation’s stock. The officer, an insider, is liable for all profits as well as penalties of up to three times the amount of all profits. The officer also is subject to, among other things, criminal prosecution, including up to $5,000,000 in additional fines and 20 years in jail. Depending upon the circumstances, X Corporation and the individual to whom the officer reports also could be liable as controlling persons. Trading by Tippee An officer of X Corporation tells a friend that X Corporation is about to publicly announce that it has concluded an agreement for a major acquisition. This tip causes the friend to purchase X Corporation’s stock in advance of the announcement. The officer is jointly liable with his friend for all of the friend’s profits, and each is liable for all civil penalties of up to three times the amount of the friend’s profits. The officer and his friend are also subject to criminal prosecution and other remedies and sanctions, as described above. IV. STATEMENT OF PROCEDURES PREVENTING INSIDER TRADING The following procedures have been established, and will be maintained and enforced, by the Company to prevent insider trading. All Covered Persons are required to follow these procedures. A. Pre-Clearance of All Trades by All Officers, Directors and Certain Employees To provide assistance in preventing inadvertent violations of applicable securities laws and to avoid the appearance of impropriety in connection with the purchase and sale of the Company’s securities, all transactions in the Company’s securities (including without limitation, acquisitions and dispositions of Company stock, gifts of securities, the exercise of stock options and the sale of Company stock issued upon such exercise of stock options) by officers, directors and certain employees listed on Schedule I (as amended by the General Counsel from time to time) (each, a “Pre-Clearance Person”) must be pre-cleared by the Company’s General Counsel. Pre-clearance does not relieve anyone of his or her responsibility under SEC rules. A request for pre-clearance shall be in writing (including by e-mail), should be made at least two business days in advance of the proposed transaction and should include the identity of the Pre-Clearance Person, the type of proposed transaction (for example, an open market purchase, a privately negotiated sale, an option exercise, a gift, etc.), the proposed date of the transaction and the number of shares or other securities to be involved. In addition, the Pre-Clearance Person must execute a certification (in the form approved by the General Counsel) that he or she is not aware of material nonpublic information about the Company. The General Counsel shall have sole

6 discretion to decide whether to clear any contemplated transaction. The Chief Financial Officer shall have sole discretion to decide whether to clear transactions by the General Counsel or persons or entities subject to this policy as a result of their relationship with the General Counsel. All trades that are pre-cleared must be effected within five business days of receipt of the pre-clearance unless a specific exception has been granted by the General Counsel. A pre-cleared trade (or any portion of a pre-cleared trade) that has not been effected during the five business day period must be pre- cleared again prior to execution. Notwithstanding receipt of pre-clearance, if the Pre-Clearance Person becomes aware of material non-public information or becomes subject to a black-out period before the transaction is effected, the transaction may not be completed. None of the Company, the General Counsel or the Company’s other employees will have any liability for any delay in reviewing, or refusal of, a request for pre-clearance submitted pursuant to this Section IV.A. Notwithstanding any pre-clearance of a transaction pursuant to this Section IV.A, none of the Company, the General Counsel or the Company’s other employees assumes any liability for the legality or consequences of such transaction to the person engaging in such transaction. B. Black-Out Periods Additionally, no Covered Person shall purchase, sell, gift or otherwise transfer any security of the Company during the period beginning on the 14th calendar day before the end of any fiscal quarter of the Company and ending upon completion of the first full trading day after the public release of earnings data for such fiscal quarter or during any other trading suspension period declared by the Company, except for: • purchases of the Company’s securities from the Company or sales of the Company’s securities to the Company; • exercises of stock options or other equity awards, the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations in a manner permitted by the applicable equity award agreement, or vesting of equity-based awards that do not involve a market sale of the Company’s securities (the “cashless exercise” of a Company stock option through a broker does involve a market sale of the Company’s securities, and therefore would not qualify under this exception); • gift transactions for family or estate planning purposes, where securities are gifted to a person or entity subject to this policy;, unless the person making the gift has reason to believe that the recipient intends to sell the securities while the donor is in possession of material, non-public information about the Company and provided that Pre-Clearance Persons must clear any such gift in accordance with the clearance procedures set forth in Section IV.A; and • purchases or sales of the Company’s securities made pursuant to any binding contract, specific instruction or written plan entered into while the purchaser or seller, as applicable, was unaware of any material, non-public information and which contract, instruction or plan (i) meets all requirements of the affirmative defense provided by Rule 10b5-1 promulgated under the Exchange Act (“Rule 10b5-1”), (ii) was pre-cleared in advance pursuant to this Policy and (iii) has not been amended or modified in any respect after such initial pre-clearance without

7 such amendment or modification being pre-cleared in advance pursuant to this Policy. Exceptions to the black-out period policy may be approved only by the Company’s General Counsel or, in the case of exceptions for directors, the Board of Directors or Audit Committee of the Board of Directors. From time to time, the Company, through the Board of Directors, or the Company’s General Counsel, may recommend that Covered Persons or others suspend trading in the Company’s securities because of developments that have not yet been disclosed to the public. Subject to the exceptions noted above, all those affected should not trade in our securities while the suspension is in effect, and should not disclose to others that we have suspended trading. C. Post-Termination Transactions With the exception of the pre-clearance requirement, this Policy continues to apply to transactions in the Company’s securities even after termination of service to the Company. If an individual is in possession of material, non-public information when his or her service terminates, that individual may not trade in the Company’s securities until that information has become public or is no longer material. D. Information Relating to the Company 1. Access to Information Access to material, non-public information about the Company, including the Company’s business, earnings or prospects, should be limited to Covered Persons of the Company on a need- to-know basis. In addition, such information should not be communicated to anyone outside the Company under any circumstances (except in accordance with the Company’s policies regarding the protection or authorized external disclosure of Company information) or to anyone within the Company on other than a need-to-know basis. In communicating material, non-public information to employees of the Company, all Covered Persons must take care to emphasize the need for confidential treatment of such information and adherence to the Company’s policies with regard to confidential information. 2. Inquiries from Third Parties Inquiries from third parties, such as industry analysts or members of the media, about the Company should be directed to the Investor Relations at ir@similarweb.com. E. Limitations on Access to Company Information The following procedures are designed to maintain confidentiality with respect to the Company’s business operations and activities. All Covered Persons should take all steps and precautions necessary to restrict access to, and secure, material, non-public information by, among other things: • Maintaining the confidentiality of Company-related transactions; • Conducting their business and social activities so as not to risk inadvertent disclosure of confidential information. Review of confidential documents in public places should be conducted so as to prevent access by unauthorized persons;

8 • Restricting access to documents and files (including computer files) containing material, non-public information to individuals on a need-to-know basis (including maintaining control over the distribution of documents and drafts of documents); • Promptly removing and cleaning up all confidential documents and other materials from conference rooms following the conclusion of any meetings; • Disposing of all confidential documents and other papers, after there is no longer any business or other legally required need, through shredders when appropriate; • Restricting access to areas likely to contain confidential documents or material, non-public information; • Safeguarding laptop computers, cell phones, tablets, memory sticks, CDs and other items that contain confidential information; and • Avoiding the discussion of material, non-public information in places where the information could be overheard by others such as in elevators, restrooms, hallways, open office space, restaurants, airplanes or taxicabs. Covered Persons involved with material, non-public information, to the extent feasible, should conduct their business and activities in areas separate from other Company activities. V. ADDITIONAL PROHIBITED TRANSACTIONS The Company has determined that there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if the persons subject to this Policy engage in certain types of transactions. Therefore, Covered Persons shall comply with the following policies with respect to certain transactions in the Company securities: A. Short Sales Short sales of the Company’s securities evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller has no confidence in the Company or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve the Company’s performance. For these reasons, short sales of the Company’s securities are prohibited by this Policy. B. Publicly Traded Options A transaction in options is, in effect, a bet on the short-term movement of the Company’s stock and therefore creates the appearance that a Covered Person is trading based on inside information. Transactions in options also may focus a Covered Person’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in puts, calls or other derivative securities involving the Company’s equity securities, on an exchange or in any other organized market, are prohibited by this Policy. C. Hedging Transactions Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a Covered Person to lock in much of the value of his or her share holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the Covered Person to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the Covered Person may no longer have the same objectives

9 as the Company’s other shareholders. Therefore, such transactions involving the Company’s equity securities are prohibited by this Policy. D. Purchases of the Company’s Securities on Margin; Pledging the Company’s Securities to Secure Margin or Other Loans Purchasing on margin means borrowing from a brokerage firm, bank or other entity in order to purchase the Company’s securities (other than in connection with a cashless exercise of stock options under the Company’s equity plans). Margin purchases of the Company’s securities are prohibited by this Policy. Pledging the Company’s securities as collateral to secure loans is also prohibited. This prohibition means, among other things, that you cannot hold the Company’s securities in a “margin account” (which would allow you to borrow against your holdings to buy securities). Exceptions to the restrictions on purchasing the Company’s securities on margin or pledging the Company’s securities as collateral to secure a loan may be approved only by the Company’s General Counsel or, in the case of exceptions for directors, the Board of Directors or Audit Committee of the Board of Directors and must be obtained at least two weeks prior to the proposed transaction. E. Director and Executive Officer Cashless Exercises The Company will not arrange with brokers to administer cashless exercises on behalf of directors and executive officers of the Company. Directors and executive officers of the Company may use the cashless exercise feature of their equity awards only if (i) the director or officer retains a broker independently of the Company, (ii) the Company’s involvement is limited to confirming that it will deliver the stock promptly upon payment of the exercise price and (iii) the director or officer uses a “T+1” cashless exercise arrangement, in which the Company agrees to deliver stock against the payment of the purchase price on the same day the sale of the stock underlying the equity award settles. Under a T+1 cashless exercise, a broker, the issuer, and the issuer’s transfer agent work together to make all transactions settle simultaneously. This approach is to avoid any inference that the Company has “extended credit” in the form of a personal loan to the director or executive officer. Questions about cashless exercises should be directed to the General Counsel. F. Partnership Distributions Nothing in this Policy is intended to limit the ability of a venture capital partnership or other similar entity with which a director is affiliated to distribute Company securities to its partners, members or other similar persons. It is the responsibility of each affected director and the affiliated entity, in consultation with their own counsel (as appropriate), to determine the timing of any distributions, based on all relevant facts and circumstances and applicable securities laws. G. Standing Orders. A standing order placed with a broker to sell or purchase Company securities at a specified price leaves the security-holder with no control over the timing of the transaction. A transaction pursuant to a standing order, which does not meet the standards of a Trading Plan (as defined below) approved in compliance with this Policy, executed by the broker when the individual subject to this Policy is aware of material nonpublic information about the Company, may result in unlawful insider trading. Other than in connection with a Trading Plan under this Policy, entry into or fulfillment of a standing order is prohibited whenever an individual subject to this Policy is in possession of material nonpublic information about the Company (including during a quarterly blackout period for persons subject to the blackout restrictions of this Policy or ad hoc

10 black-out period for those insiders subject to such procedures). All standing orders must be of limited duration, cancelable, and in the case of a person subject to the blackout restrictions of this Policy or a person subject to an ad hoc black-out period, must be immediately canceled upon commencement of quarterly black-out or ad hoc black-out period, as applicable. VI. RULE 10b5-1 TRADING PLANS AND RULE 144 A. Rule 10b5-1 Trading Plans 1. Overview Rule 10b5-1 is an SEC safe harbor that protects Covered Persons from insider trading liability under Rule 10b5-1 for transactions effected under a previously established contract, plan or instruction to trade in the Company’s stock (a “Trading Plan”). A compliant Trading Plan will be exempt from the trading restrictions of this Policy. Such Trading Plan must be entered into in good faith, at a time that (1) such Covered Person is not in possession of material non-public information, and (2) a blackout period is not otherwise in effect. Additionally, such Trading Plan must either (1) specify the amounts, prices, and dates of all transactions under the Trading Plan; (2) provide a written formula, algorithm, or computer program for determining the amount, price, and date of the transactions, or (3) prohibit such Covered Person from exercising any subsequent influence over how, when, or whether to effect purchases or sales under the Trading Plan. A Trading Plan must comply with the terms of Rule 10b5-1 and all applicable state and federal securities laws. The initiation of, and any modification to, any such Trading Plan will be deemed to be a transaction in the Company’s securities, and such initiation or modification is subject to all limitations and prohibitions relating to transactions in the Company’s securities. Each such Trading Plan, and any modification thereof, must be submitted to and pre-approved by the Company’s General Counsel, or such other person as the Board of Directors may designate from time to time (the “Authorizing Officer”), who may impose such conditions on the implementation and operation of the Trading Plan as the Authorizing Officer deems necessary or advisable. However, compliance of the Trading Plan to the terms of Rule 10b5-1 and the execution of transactions pursuant to the Trading Plan are the sole responsibility of the person initiating the Trading Plan, not the Company or the Authorizing Officer. Rule 10b5-1 presents an opportunity for insiders to establish arrangements to sell (or purchase) Company stock without the restrictions of trading windows and black-out periods, even when there is undisclosed material information. A Trading Plan may also help reduce negative publicity that may result when key executives sell the Company’s stock. Rule 10b5-1 only provides an “affirmative defense” in the event there is an insider trading lawsuit. It does not prevent someone from bringing a lawsuit. When entering into a Trading Plan, a director and/or officer must include a representation that such person (1) is not in possession of material, non-public information about the Company or its securities; and (2) is adopting the Trading Plan in good faith and not as part of a plan or scheme to evade SEC Rule 10b-5. The Company reserves the right from time to time to suspend, discontinue or otherwise prohibit any transaction in the Company’s securities, even pursuant to a previously approved

11 Trading Plan, if the Authorizing Officer or the Board of Directors, in its discretion, determines that such suspension, discontinuation or other prohibition is in the best interests of the Company. Any Trading Plan submitted for approval hereunder should explicitly acknowledge the Company’s right to prohibit transactions in the Company’s securities. Failure to discontinue purchases and sales as directed shall constitute a violation of the terms of this Section VI and result in a loss of the exemption set forth herein. Covered Persons may adopt Trading Plans with brokers that outline a pre-set plan for trading of the Company’s stock, including the exercise of options. Trades pursuant to a Trading Plan generally may occur at any time, including without pre-clearance. However, a Trading Plan must include a cooling off period that restricts a purchase or sale (A) for directors and officers until the later of 90 days after the adoption or modification of the Trading Plan or two (2) business days after filing the Form 20-F or Form 6-K with financial results covering the fiscal quarter in which the Trading Plan was adopted, up to a maximum of 120 days; and (B) for employees and any other persons, other than the Company, for 30 days after the adoption or modification of the Trading Plan (each a “Cooling Off Period”). An individual may not have more than one Trading Plan at a time except under the limited circumstances permitted by Rule 10b5-1 and subject to pre-approval by the Authorized Officer. For example, a Covered Person may have a later-commencing Trading Plan where the trading is not authorized to begin until after all trades under the earlier-commencing Trading Plan are completed or expired without execution, subject to certain conditions. Additionally, Trading Plans providing for eligible sell-to-cover transactions shall not be considered an outstanding or additional contract, subject to certain conditions. 2. Modification/Termination of Trading Plans A Covered Person may only modify a Trading Plan outside of a blackout period and, in any event, when such person does not otherwise possess material non-public information. Modifications to, and terminations of, a Trading Plan are subject to pre-approval by the Authorized Officer. A modification that changes the amount, price, or timing of the purchase or sale of the securities underlying a Trading Plan is considered a Trading Plan termination and adoption of a new Trading Plan. Therefore, it triggers a new Cooling-Off Period before the new amount, price, or timing may take effect. Similarly, the substitution or removal of the executing broker for Trading Plan executions that changes the price or date on which purchases or sales are to be executed, is considered a Trading Plan termination and the adoption of a new Trading Plan. The modification or termination of Trading Plans should occur only in unusual circumstances. The modification or termination of a Trading Plan will be subject to the prior review and approval of the Authorizing Officer. Such termination is effected upon written notice to the broker. You should note that the termination of a Trading Plan can result in the loss of an affirmative defense for past or future transactions under a Trading Plan. You should consult with your own legal counsel before deciding to modify or terminate a Trading Plan. In any event, you should not assume that compliance with the Cooling-Off Period will protect you from possible adverse legal consequences of a Trading Plan termination. Under certain circumstances, a Trading Plan must be terminated. This may include circumstances such as the announcement of a merger or the occurrence of an event that would cause the transaction either to violate the law or to have an adverse effect on the Company. The Authorizing Officer or administrator of the Company’s stock plans is authorized to notify the

12 broker in such circumstances, thereby insulating the insider in the event of termination, provided that such other person is not aware of material non-public information when exercising such influence. 3. Discretionary Plans Although non-discretionary Trading Plans are preferred, discretionary Trading Plans, where the discretion or control over trading is transferred to a broker, are permitted if pre-approved by the Authorizing Officer. The Authorizing Officer must pre-approve any Trading Plan, arrangement or trading instructions, etc., involving potential sales or purchases of the Company’s stock or option exercises, including but not limited to, blind trusts, discretionary accounts with banks or brokers, or limit orders. The actual transactions effected pursuant to a pre-approved Trading Plan will not be subject to further pre-clearance for transactions in the Company’s stock once the Trading Plan or other arrangement has been pre-approved. Any other person who, pursuant to the Trading Plan, exercises influence must not have been aware of the material non-public information when interacting with the Trading Plan. 4. Reporting (if Required) If required, an SEC Form 144 will be filled out and filed by the individual/brokerage firm in accordance with the existing rules regarding Form 144 filings. A footnote at the bottom of the Form 144 should indicate that the trades “are in accordance with a Trading Plan that complies with Rule 10b5-1 and expires ____.” 5. Options Exercises of options for cash may be executed at any time. “Cashless exercise” option exercises are subject to trading windows. However, the Company will permit same day sales under Trading Plans. If a broker is required to execute a cashless exercise in accordance with a Trading Plan, then the Company must have exercise forms attached to the Trading Plan that are signed, undated and with the number of shares to be exercised left blank. Once a broker determines that the time is right to exercise the option and dispose of the shares in accordance with the Trading Plan, the broker will notify the Company in writing and the administrator of the Company’s stock plans will fill in the number of shares and the date of exercise on the previously signed exercise form. The insider should not be involved with this part of the exercise. 6. Trades Outside of a Trading Plan During an open trading window, trades differing from Trading Plan instructions that are already in place are allowed as long as the Trading Plan continues to be followed. 7. Prohibited Transactions The transactions prohibited under Section V of this Policy, including among others short sales and hedging transactions, may not be carried out through a Trading Plan or other arrangement or trading instruction involving potential sales or purchases of the Company’s securities.

13 8. Limitation on Liability None of the Company, the Authorizing Officer or the Company’s other employees will have any liability for any delay in reviewing, or refusal of, a Trading Plan submitted pursuant to this Section VI.A. Notwithstanding any review of a Trading Plan pursuant to this Section VI.A, none of the Company, the Authorizing Officer or the Company’s other employees assumes any liability for the legality or consequences relating to such Trading Plan to the person adopting such Trading Plan. B. Rule 144 (Applicable to Officers, Directors and 10% Stockholders) Rule 144 provides a safe harbor exemption to the registration requirements of the Securities Act of 1933, as amended, for certain resales of “restricted securities” and “control securities.” “Restricted securities” are securities acquired from an issuer, or an affiliate of an issuer, in a transaction or chain of transactions not involving a public offering. “Control securities” are any securities owned by directors, executive officers or other “affiliates” of the issuer, including stock purchased in the open market and stock received upon exercise of stock options. Sales of Company securities by affiliates (generally, directors, officers and 10% stockholders of the Company) must comply with the requirements of Rule 144, which are summarized below: • Current Public Information. The Company must have filed all SEC-required reports during the last 12 months. • Volume Limitations. Total sales of Company common stock by a covered individual for any three-month period may not exceed the greater of: (i) 1% of the total number of outstanding shares of Company common stock, as reflected in the most recent report or statement published by the Company, or (ii) the average weekly reported volume of such shares traded during the four calendar weeks preceding the filing of the requisite Form 144. • Method of Sale. The shares must be sold either in a “broker’s transaction” or in a transaction directly with a “market maker.” A “broker’s transaction” is one in which the broker does no more than execute the sale order and receive the usual and customary commission. Neither the broker nor the selling person can solicit or arrange for the sale order. In addition, the selling person or Board member must not pay any fee or commission other than to the broker. A “market maker” includes a specialist permitted to act as a dealer, a dealer acting in the position of a block positioner, and a dealer who holds himself out as being willing to buy and sell Company common stock for his own account on a regular and continuous basis. • Notice of Proposed Sale. A notice of the sale (a Form 144) must be filed with the SEC at the time of the sale. Brokers generally have internal procedures for executing sales under Rule 144 and will assist you in completing the Form 144 and in complying with the other requirements of Rule 144. If you are subject to Rule 144, you must instruct your broker who handles trades in Company securities to follow the brokerage firm’s Rule 144 compliance procedures in connection with all trades.

14 VII. EXECUTION AND RETURN OF CERTIFICATION OF COMPLIANCE After reading this Policy, all Covered Persons should execute and return to the Company’s General Counsel the Certification of Compliance form attached hereto as “Attachment A.” Last Updated: November 1, 2024

15 SCHEDULE I INDIVIDUALS SUBJECT TO PRE-CLEARANCE REQUIREMENT [Individuals within the Finance Department] [Individuals within the Legal Department] [Others to be determined]

16 ATTACHMENT A CERTIFICATION OF COMPLIANCE I hereby acknowledge that I have received, reviewed and understand the Similarweb Ltd. Insider Trading Compliance Policy and undertake, as a condition to my present and continued employment (or, if I am not an employee, affiliation with) Similarweb Ltd. or one of its affiliates, to comply fully with the policies and procedures contained therein. I hereby certify, to the best of my knowledge, that during the calendar year ending December 31, 2024, I have complied fully with all policies and procedures set forth in the above- referenced Insider Trading Compliance Policy. Please sign here: _________________________ Print Name: _____________________________ Date: __________________________________ This signed and completed form must be returned to the Compliance Officer or Human Resources within ten (10) business days of receiving this Policy.